SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2013

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Director Appointment

On May 23, 2013, the Board of Directors (the "Board") of Derma Sciences, Inc. (the "Company") appointed a new member, Amy Paul, effective immediately, to fill the vacancy resulting from the resignation of James T. O'Brien from the Board, as previously disclosed. There is no arrangement or understanding between Ms. Paul or any other person pursuant to which she was appointed as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment, Ms. Paul received (i) options to purchase 15,000 shares of common stock of the Company at an exercise price of $13.76 per share and (ii) 10,000 restricted stock units. The options and restricted stock units shall vest as to 25% of the grant on the first, second, third and fourth anniversaries of the grant date, so long as Ms. Paul remains a director of the Company. Ms. Paul will serve on the Compensation Committee of the Board, and will be entitled to compensation as a non-employee director pursuant to the Company's 2013 Director Compensation Program, disclosed herein.

2013 Director Compensation Program

On May 23, 2013, the Board approved the 2013 Director Compensation Program, effective immediately. A description of the material terms of the 2013 Director Compensation Program is set forth on Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 22, 2013.  At the annual meeting, the following matters were submitted to a vote of the Company’s security holders with the results indicated:

Proposal 1 - Election of Directors

The following nominees were elected directors to serve as such for one year or until their successors have been duly elected and qualified:  Edward J. Quilty, Stephen T. Wills, CPA, MST, Srini Conjeevaram, C. Richard Stafford, Esq., Robert G. Moussa, Bruce F. Wesson, Brett Hewlett and Paul M. Gilbert.  Details concerning the votes relative to each nominee are set forth below:

Nominee	For	Withheld	Broker Non-Votes

Edward J. Quilty	11,606,650	14,476	1,794,274
Stephen T. Wills, CPA, MST	11,500,196	120,930	1,794,274
Srini Conjeevaram	11,606,786	14,340	1,794,274
C. Richard Stafford, Esq.	11,606,708	14,418	1,794,274
Robert G. Moussa	11,502,049	119,077	1,794,274
Bruce F. Wesson	11,501,490	119,636	1,794,274
Brett D. Hewlett	11,132,587	488,539	1,794,274
Paul M. Gilbert	11,608,530	12,596	1,794,274

Proposal 2 - Amendment of the Company’s Certificate of Incorporation

Stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company from 25,000,000 to 35,000,000.  Details concerning the vote on proposal 2 are set forth below:

For	13,196,238
Against	218,256
Abstentions	906
Broker Non-Votes	0

Proposal 3 - Adoption of an Amendment to the Derma Sciences, Inc. 2012 Equity Incentive Plan

Stockholders approved the adoption of an amendment to the Derma Sciences, Inc. 2012 Equity Incentive Plan to increase the number of shares available for issuance thereunder in the amount of 1,687,500 shares, from 2,812,500 to 4,500,000 shares. Details concerning the vote on proposal 3 are set forth below:

For	9,490,284
Against	2,127,849
Abstentions	2,993
Broker Non-Votes	1,794,274

The full text of the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan is attached hereto as Exhibit 10.2.

Proposal 4 - Advisory Vote on the Compensation of Named Executive Officers

Stockholders approved the 2012 compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2013. Details concerning the vote on proposal 4 are set forth below:

For	11,539,627
Against	72,310
Abstentions	9,189
Broker Non-Votes	1,794,274

Proposal 5 - Advisory Vote on the Frequency of Holding Future Advisory Votes on the Compensation of Named Executive Officers

Stockholders approved “one year” for the frequency on a vote to advise the Company on the compensation of its named executive officers. Details concerning the vote on proposal 5 are set forth below:

One Year	10,988,352
Two Year	271,042
Three Year	358,133
Abstentions	3,599
Broker Non-Votes	1,794,274

Based on the votes set forth above, the stockholders have advised that they approve of a frequency of an advisory vote on the compensation of the Company’s named executive officers every year. In light of the vote of the stockholders on this proposal, the Company has determined to hold future advisory stockholder votes on the compensation of its named executive officers every year until the next required stockholder vote on the frequency of such votes is held or until the Board otherwise determines that a different frequency for such advisory stockholder votes is in the best interests of the Company’s stockholders.

Proposal 6 - Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  Details concerning the vote on proposal 6 are set forth below:

For	13,391,064
Against	12,729
Abstentions	11,607
Broker Non-Votes	0

The Company solicited proxies relative to each of the foregoing proposals and, as to proposal 1, each nominee pursuant to Regulation 14A under the Securities Exchange Act of 1934.  No proxies were solicited in opposition to any of the proposals.

9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	2013 Director Compensation Program
10.2	Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

Date:  May 24, 2013

Exhibit
Number	Description

10.1	2013 Director Compensation Program
10.2	Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan